UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2026

Karman Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42520	85-2660232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5351 Argosy Avenue

Huntington Beach, California 92649

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(714) 898-9951

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KRMN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 29, 2026, Karman Holdings Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the record date for the Annual Meeting, March 5, 2026, there were 132,526,299 shares of common stock outstanding and entitled to vote. The final voting results on the matter considered by stockholders at the Annual Meeting are provided below.

Proposal 1:

Mary Petryszyn and Stephen Twitty were elected as Class I directors to our board of directors, each for a term expiring at the Company’s 2029 annual meeting of stockholders and until their successor is duly elected and qualified, or until their earlier death, resignation, or removal, by the following votes:

Director Name	For	Withheld
Mary Petryszyn	86,273,985	94,663
Stephen Twitty	68,186,383	18,182,265

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARMAN HOLDINGS INC.

By:	/s/ Mike Willis
Mike Willis
Chief Financial Officer

Date: May 4, 2026